EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Perficient, Inc. for the registration of 483,896 shares of its common stock.
We also consent to the incorporated by reference therein of our report dated June 10, 2004, with respect to the financial statements of Genisys Consulting, Inc. included in Perficient Inc.’s Current Report on Form 8-K/A dated June 17, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
October 13, 2005